SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 12, 2008
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 5.02.                      Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Petroleum Development Corporation announced management changes in a press release dated March 12, 2008.  In addition to other management changes, the Company has named Richard W. McCullough as President in addition to his current roles as Vice Chairman and Chief Financial Officer. Mr. McCullough will continue to serve as CFO until a successor for the position is named.  Barton R. Brookman has been promoted to an executive officer position, Senior Vice President Exploration and Production, from his previous position as Vice President of Production.  In his new role Mr. Brookman will be in charge of all of the exploration and development drilling and production operations of the Company.  The title of Eric R. Stearns was also changed to executive Vice President and his duties were changed as defined in the attached release.

The complete details of the Company’s management changes are included in the Press Release is attached herein as Exhibit 99.1

In addition, effective March 9, 2008, the Board also appointed Mr. McCullough to the Planning and Finance Committee, and the Executive Committee of the Board of Directors, and confirmed his appointment to the Board.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)            Exhibits.

PRESS RELEASE: dated March 12, 2008
Petroleum Development Corporation Announced Management Changes
Revised Team Will Support Continuing Growth

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	March 13, 2008

By:	/s/ Steven R. Williams
Steven R. Williams
Chairman and CEO